SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

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[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MORTGAGE.COM, INC.
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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                  applies:

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                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
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[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration
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                                       1

                               MORTGAGE.COM, INC.
                           1643 NORTH HARRISON PARKWAY
                             SUNRISE, FLORIDA 33323

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 5, 2000
                   TO THE SHAREHOLDERS OF MORTGAGE.COM, INC:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mortgage.com, Inc. will be held at the Fairmont Hotel, San Jose, California, at 10:00 a.m. Pacific Time on Friday, May 5, 2000 for the following purposes:

          1. To elect six directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified.

          2.   To approve the Amended and Restated Mortgage.com Stock Option
               Plan.

          3. To ratify the selection of KPMG LLP as Independent Accountants to audit the Company for the current fiscal year.

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only shareholders of record on March 20, 2000 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

         Your attention is called to the attached proxy statement and the accompanying proxy. A copy of the Annual Report to Shareholders of the Company for the year ended December 31, 1999 accompanies this notice.

By order of the Board of Directors

Seth Werner
Chairman, President and Chief Executive Officer


Sunrise, Florida
April 11, 2000

                               MORTGAGE.COM, INC.
                           1643 NORTH HARRISON PARKWAY
                             SUNRISE, FLORIDA 33323

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 5, 2000

         We are furnishing this proxy statement in connection with our solicitation of proxies for use at the 2000 Annual Meeting of Shareholders to be held at the Fairmont Hotel, San Jose, California, at 10:00 a.m. Pacific Time on Friday, May 5, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. We are first sending this proxy statement and accompanying proxy to shareholders on or about April 11, 2000.

SOLICITATION

         We will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this proxy statement, the accompanying proxy and any additional information furnished to shareholders. Our directors, officers or other regular employees may supplement the solicitation of proxies by telephone, telegraph or personal solicitation. We will not pay additional compensation to directors, officers or other regular employees for such services. We may ask brokers, nominees and other similar record holders to forward soliciting material and will reimburse them upon request for their out-of-pocket expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on March 20, 2000 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. As of the close of business on March 20, 2000, we had 43,950,239 shares of common stock, $0.01 par value, outstanding. The common stock is the only class of stock outstanding and entitled to vote.

         Each share of common stock is entitled to one vote on each matter submitted for a vote at the meeting. The holders of record of a majority of the outstanding shares of common stock entitled to vote, or 21,975,120 shares, must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business at the meeting or any adjournment of the meeting.

REVOCABILITY OF PROXIES

         You may revoke a proxy at any time before it is voted by giving written notice of revocation to our corporate secretary or by executing and delivering to the corporate secretary a later dated proxy. If you have given a proxy, attending the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the corporate secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Mortgage.com, Inc., 1643 North Harrison Parkway, Sunrise, Florida 33323, Attention: Christine Anderson, Corporate Secretary.

         Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2000. We have listed each person who beneficially owns more than 5% of our outstanding common stock, each of our directors and executive officers identified in the summary compensation table and all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted in the footnotes, the address for each principal stockholder is 1643 North Harrison Parkway, Sunrise, Florida 33323

                                                 NUMBER OF SHARES OF  PERCENT OF
             NAME AND ADDRESS                        COMMON STOCK       CLASS
             ----------------                        ------------       -----
         Stephen Green(1), (2)                          8,680,187       19.8%
         Canaan Partners(2)                             8,604,111       19.6
         C. Toms Newby, III(3), (4)                     6,655,934       15.4
         Technology Crossover Ventures(4)               6,655,934       15.4
         Michael K. Lee(5), (6)                         6,580,579       15.0
         Dominion Ventures(6)                           6,550,150       15.0
         Intuit Ventures Inc. (7)                       3,720,937        8.6
         Seth S. Werner(8)                              2,012,500        4.6
         George A. Naddaff(9)                           1,627,185        3.7
         John J. Hogan(10)                              1,261,176        2.9
         David W. Larson(11)                              700,000        1.6
         John T. Rodgers(12)                              334,184         *
         Don M. Lashbrook(13)                              21,000         *
         All directors and executive officers as a     27,223,745       58.4
             group (12 persons)**
--------------------------
* Represents less than 1%.
** As of the first quarter 2000, David W. Larson is neither an executive officer nor a director. Accordingly, he has not been included in the figures for directors and executive officers as a group.

(1) Mr. Green is a member of our board of directors and is a partner in Canaan Partners. Mr. Green has shared voting power with respect to the shares owned by Canaan Partners and shared investment power with respect to the shares and warrants owned by Canaan Partners. See footnote (2).

(2) Includes shares and presently exercisable warrants beneficially owned as follows:

                                                          Shares Owned     Presently Exercisable
                                                          Beneficially   Warrants (Exercise Price)
                                                          ------------   -------------------------
    Canaan Capital Limited Partnership                         390,383
    Canaan Capital Offshore Limited Partnership, C.V.        3,258,108
    Canaan Ventures II Limited Partnership                     362,131
    Canaan Ventures II Offshore, C.V.                          571,200
    Canaan Equity, L.P.                                      3,432,707            6,251 ($8.00)
                                                                                583,331 ($1.07)

    The address for each of these Canaan entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3) Mr. Newby has been nominated for election as a director. He is a member of Technology Crossover Management II, L.L.C. ("TCM II"), which is the general partner of the TCV II Funds listed below in footnote (4), and a member of Technology Crossover Management III, L.L.C. ("TCM III"), which is the general partner of the TCV III Funds listed below in footnote (4). Mr. Newby has neither voting power or investment power over shares held by the TCV Funds. Mr. Newby disclaims beneficial ownership of those shares. Nevertheless, through his respective interests in TCM II and TCM III, Mr. Newby has a pecuniary interest in the shares held by the TCV Funds. See footnote (4).

(4) Includes shares and presently exercisable warrants beneficially owned as follows:

                                               Shares Owned      Presently Exercisable
                                               Beneficially    Warrants (Exercise Price)
                                               ------------    -------------------------
    Technology Crossover Ventures II, L.P.        2,075,985             8,970 ($8.00)
    TCV II, V.O.F.                                   67,440               293 ($8.00)
    TCV II (Q), L.P.                              1,596,046             6,897 ($8.00)
    TCV II Strategic Partners, L.P.                 283,244             1,227 ($8.00)
    Technology Crossover Ventures II, C.V.          316,962             1,369 ($8.00)
    TCV III (GP)                                     16,680
    TCV III, L.P.                                    79,241
    TCV III (Q), L.P.                             2,106,201
    TCV III Strategic Partners, L.P.                 95,379

    Jay C. Hoag and Richard H. Kimball are the sole managing members of TCM II, the general partner of each of the TCV II Funds, and TCM III, the general partner of each of the TCV III Funds. Consequently, TCM II and Messrs. Hoag and Kimball may each be deemed to beneficially own all of the shares held by the TCV II Funds, and TCM III and Messrs. Hoag and Kimball may each be deemed to beneficially own all of the shares held by the TCV III Funds. TCM II, TCM III and Messrs. Hoag and Kimball each disclaim beneficial ownership of such shares, except to the extent of their pecuniary interests in those shares. The address for each of these TCV entities is 575 High Street, Suite 400, Palo Alto, California 94301.

(5) Mr. Lee is a member of our board of directors and is a principal in the general partner of the Dominion Ventures entities. Mr. Lee has sole voting power with respect to the shares owned by Dominion Ventures and has shared investment power with respect to the shares and warrants owned by Dominion Ventures. See footnote (6).

(6) Includes shares and presently exercisable warrants beneficially owned as follows:

                                        Shares Owned         Presently Exercisable
                                        Beneficially       Warrants (Exercise Price)
                                        ------------       ------------------------
     Dominion Fund III                     5,366,851             68,600 ($1.64)
                                                                233,338 ($1.07)
     Dominion Fund IV, L.P.                  750,005             31,256 ($8.00)
     Dominion Capital Management LLC                             61,950 ($1.64)
                                                                 38,150 ($5.19)

     The address for Dominion Fund III, Dominion Capital Management LLC and Dominion Fund IV, L.P. is 1656 N. California Blvd, Suite 300, Walnut Creek, CA 94596.

(7) Includes 3,653,173 shares of common stock beneficially owned by Intuit Ventures Inc. and warrants to purchase 68,764 shares of common stock at $8.00 per share. The address for Intuit Ventures, Inc. is 2535 Garcia Avenue, Mountain View, California 94043.

(8) Consists of 1,382,500 shares of common stock beneficially owned by the Seth Werner Revocable Trust dated October 1, 1996 and the following presently exercisable options for the purchase of common stock: 350,000 shares at approximately $0.79 per share; 140,000 shares at approximately $1.64 per share; and 140,000 shares at approximately $2.14 per share.

(9) Consists of 509,089 shares of common stock and the following presently exercisable warrants to purchase common stock which are held by FirstMN, LLC, of which Mr. Naddaff, a member of our board of directors, is 50% owner: 350,000 shares at approximately $0.71 per share; 256,032 shares at approximately $1.14 per share; 256,032 shares at approximately $1.50 per share; and 256,032 shares at approximately $1.86 per share. The address for Mr. Naddaff and FirstMN, LLC is 305 Walnut Street, Newton, MA 02160.

(10) Consists of 988,176 shares of common stock and the following presently exercisable options for the purchase of common stock: 175,000 shares at approximately $1.07 per share; and 28,000 shares at approximately $1.64 per share; and 70,000 shares at $2.14 per share.

(11) Consists of the following presently exercisable options for the purchase of common stock: 630,000 shares at approximately $1.07 per share; and 70,000 shares at approximately $1.64 per share. Mr. Larson's address is 21562 St. Andrews Grand Circle, Boca Raton, FL 33486.

(12) Consists of 192,780 shares of common stock, warrants to purchase 120,404 shares of common stock at approximately $1.07 per share and presently exercisable options for the purchase of 21,000 shares of common stock at $4.29 per share.

(13) Consists of presently exercisable options for the purchase of 21,000 shares of common stock at approximately $2.14 per share.

                                PERFORMANCE GRAPH

         The following line graph compares for the period from August 11, 1999 (the effective date of our initial public offering) through the year ended December 31, 1999:

     o the yearly percentage change in cumulative total shareholder return on our common stock which, because we did not pay any dividends in 1999, is the change in share price divided by the initial share price, expressed as the resulting value of a $100 investment;

     o the cumulative total return of the Nasdaq U.S. Index, based on information provided by Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999;

     o    the cumulative total return of the Nasdaq Financial Stocks Index; and

     o the cumulative total return of a peer group consisting of E-Loan and Finet.

================================================================================

                                [GRAPHIC OMITTED]


                                                                               PERIOD ENDING
                                            ------------------------------------------------------------------------------------
Index                                            08/11/99      08/31/99      09/30/99      10/31/99      11/30/99      12/31/99
--------------------------------------------------------------------------------------------------------------------------------
Mortgage.com, Inc.                                 100.00        241.05        134.50        127.51        121.40         81.22
NASDAQ - Total US                                  100.00        106.10        105.93        113.63        125.75        152.88
SNL Mortgage Bank Index                            100.00        108.09         97.41         99.27         90.82         77.39
Peer Group                                         100.00        117.40         96.75         88.13         99.04         65.52

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at six for 2000 and has nominated the six persons named below for election as directors for a one year term to hold office until the Annual Meeting of Shareholders to be held in 2001, and until their successors are elected and qualified. If a majority of the outstanding shares of our common stock is represented at the meeting (whether in person or by proxy), the six nominees receiving the greatest number of votes cast by shares entitled to vote will be elected to the Board of Directors. Shares as to which holders abstain from voting will be treated as votes against the proposal. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless authority to vote for such nominees is withheld. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, the persons voting the proxies may, in their discretion, vote for a substitute.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

BIOGRAPHICAL INFORMATION

         The following is a brief account of the business experience during the past five years of each nominee for the Board of Directors:

         SETH S. WERNER, 54, founded our company in September 1993, has served as Chairman of the Board and Chief Executive Officer since the company's inception, and as President from 1993 to 1997 and again from 1999 to present. From 1973 to 1995, Mr. Werner was the President and Chief Executive Officer of Werner Capital Corporation, a Miami-based real estate investment banking firm which served as a consultant to some of the largest financial institutions in the United States and to the United States government on matters concerning its real estate portfolios. He also was founder, Chairman and Chief Executive Officer of First Capital Financial Corporation, a national real estate investment banking firm, from 1974 through 1984. He is a director and President of SSW, Inc. and a director, President, Secretary and Treasurer of Harbour Real Estate Corporation. Mr. Werner is also Chairman of the board of directors of our Openclose.com, Inc. subsidiary.

         GEORGE A. NADDAFF, 70, is Vice Chairman of our board of directors and has been a director since September 1995. Mr. Naddaff is the controlling shareholder and a director of Business Expansion Capital Corporation, a venture capital firm he founded in 1987. From 1994 to 1996, he served as a director and Chairman of Food Trends Acquisition Corporation, a publicly traded corporation. Mr. Naddaff also is the Chairman and Chief Executive Officer of Ranch 1, Inc. which has operated a chain of sandwich shops since November 1997, and since June 1997, Mr. Naddaff has been Chairman of Frame King Express, Inc., which sells framed art. He currently is a consultant to Jreck Subs Group, Inc. Mr. Naddaff also is a consultant to, and a director of, numerous private companies.

         STEPHEN L. GREEN, 49, has been a director since March 1996. Since 1991, Mr. Green has served as a general partner of Canaan Partners, a principal shareholder in our company. He serves on the boards of directors of Advance Paradigm, Inc., a provider of pharmacy benefit management services, and Suiza Foods Corporation, a manufacturer and distributor of dairy products and plastic packaging, as well as a number of private companies. Mr. Green is also a member of the board of directors of our Openclose.com, Inc. subsidiary.

         JOHN J. HOGAN, 38, has served as an Executive Vice President from July 1997 through January 2000, as Senior Executive Vice President from January 2000 to the present and as a member of our board of directors since July 1997. From February 1995 to June 1997, he served as the President of OnLine Capital, which merged into our company in June 1997. From March 1986 to February 1995, Mr. Hogan served as Vice President of Loan Administration, Senior Vice President of Mortgage Operations and Senior Vice President and Chief Financial Officer of First Franklin Financial Corporation in San Jose, California.

         MICHAEL K. LEE, 43, has been a director since March 1996. In 1985, Mr. Lee founded Dominion Ventures, Inc., a venture capital firm specializing in emerging growth companies, and has served as its President and Chief Executive Officer since its founding. Affiliates of Dominion Ventures, Inc. are principal stockholders in our company, and Mr. Lee is the managing general partner of those affiliates. He serves on the boards of directors of Online Resources & Communications Corp., a provider of financial e-commerce hubs, and a number of private companies. Mr. Lee is also a member of the board of directors of our Openclose.com, Inc. subsidiary.

         C. TOMS NEWBY, III, 33, has been a general partner in Technology Crossover Ventures, one of our principal stockholders, since July 1998. From April 1996 to June 1998, Mr. Newby was an associate at Technology Crossover Ventures. From July 1994 through April 1996, he was an investment banker at Montgomery Securities. Mr. Newby currently serves on the boards of directors of several private companies, including our Openclose.com, Inc. subsidiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to 1999, or written representations that no Forms 5 were required, we believe that during the year ended December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except as follows:

         We granted stock options to John T. Rodgers, Executive Vice President, in February 1999. Mr. Rodgers inadvertently omitted these options from his Form 3 filed in August 1999, and should have reported them on Form 5 in February 2000. We anticipate Mr. Rodgers will report these options on Form 5 in April 2000.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1999, the Board of Directors held nine meetings, including seven special meetings. All directors attended at least 75% of the meetings of the Board and Board committee on which they served in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The audit committee of the board of directors consists of three directors, Stephen Green, Michael Lee and George Naddaff, two of who are independent directors. The audit committee reviews and recommends outside auditors and compensation paid to outside auditors, reviews results and recommendations in each external audit, assists external auditors in connection with the preparation of financial statements, reviews the procedures we use to prepare financial statements and related management commentary and meets periodically with management to review our major financial risk exposures. The audit committee was formed in August 1999 and did not hold a meeting during the year ended December 31, 1999. However, the audit committee met March 2000, with representatives of KPMG in attendance, with respect to our 1999 financial statements.

         COMPENSATION COMMITTEE. The compensation committee of the board of directors consists of two independent non-employee directors, Stephen Green and George Naddaff. The compensation committee oversees and reviews all decisions regarding the compensation of executive officers and directors and the granting of stock options under our stock option plan. The compensation committee held one meeting during the year ended December 31, 1999.

DIRECTORS' COMPENSATION

         We do not pay non-employee directors compensation for services rendered as directors but we reimburse them for expenses incurred in attending meetings. No director who is an employee receives separate compensation for services rendered as a director. Non-employee directors are eligible to participate in our stock option plan.

CERTAIN TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

         Upon completion of our initial public offering in August 1999, each share of preferred stock described in this section was converted to common stock. The information in this section has been adjusted for a 7-for-1 stock split which was effective in August 1999 and states preferred shares as the number of common shares into which they were converted.

         VENTURE CAPITAL FINANCINGS. In February 1999, we sold $2,000,000 of Senior Subordinated Notes due February 9, 2000, to Canaan Equity, L.P., Intuit, Inc., Dominion Fund IV, which is an affiliate of Dominion Fund III, and Technology Crossover Ventures, each of whom are principal shareholders or affiliates of principal shareholders. C. Toms

Newby, III, a nominee for election as a director, is a principal in Technology Crossover Ventures. In connection with that sale, we issued warrants to purchase an aggregate of 46,676 shares of common stock at an exercise price of $8.00. Later the same month, we sold $8,000,000 of Senior Subordinated Notes due February 26, 2001, to Intuit, Dominion Fund IV and Technology Crossover Ventures. In connection with that sale, we issued warrants to purchase an aggregate of 373,408 shares of common stock at an exercise price of $8.00. In August 1999, upon closing of our initial public offering, the number of shares subject to the warrants described in this paragraph was reduced to an aggregate of 125,027 shares in accordance with formulas contained in the warrants.

         In May 1999, we sold $27.5 million of Senior Subordinated Convertible Notes due May 5, 2001 to Intuit Inc. The Notes were retired with a portion of the proceeds from our initial public offering in August 1999.

         In May 1999, we sold 1,750,007 shares of Series F Preferred Stock to Dominion Fund IV, L.P., Canaan Equity, L.P., and Technology Crossover Ventures. The Series F Preferred Stock was sold for approximately $8.57 per share, for aggregate consideration of $15.0 million. Each of the purchasers is a principal stockholder of our company.

         We believe that each of these transactions was completed on terms no less favorable to us than we would have obtained from unrelated third parties.

         OPENCLOSE.COM, INC. TRANSACTION. On January 27, 2000, we contributed certain assets constituting our "Openclose" division to a newly formed corporation, Openclose.com, Inc. in exchange for $24 million in cash and common stock of Openclose.com, Inc. representing 51% of its outstanding securities. Simultaneously with this contribution, Technology Crossover Ventures, Canaan Equity II, L.P., Canaan Equity II, L.P. (Q), Canaan Equity II Entrepreneurs LLC, each an affiliate of other Canaan entities which are principal shareholders, and Dominion Fund V, an affiliate of Dominion Fund III and Dominion Fund IV, contributed $30 million in cash to Openclose.com, Inc. in exchange for convertible preferred stock representing the remaining 49% of its outstanding securities.

         The amount of consideration paid was based on the estimated fair value of the assets contributed as determined in negotiations between our management and the investors. Our board of directors obtained a fairness opinion from an investment banking firm and believes the transaction was completed on terms no less favorable to us than we would have obtained from unrelated third parties.

         We also have entered into an Administrative Services Agreement with Openclose.com, Inc. under which we will provide certain management, accounting and technical services. We believe this agreement has terms that are fair to both Openclose.com, Inc. and us.

         TRANSACTIONS WITH DOMINION VENTURES, INC. We have obtained a lease line of credit from Dominion Ventures, Inc., an affiliate of two of our principal stockholders: Dominion Fund III and Dominion Fund IV, L.P. Dominion Ventures has agreed to acquire computer and office equipment when we request it, and to lease the equipment to us. Upon signing the agreement, we were required to pay Dominion Ventures advance rent of approximately $140,247. In addition, each time Dominion Ventures leases us equipment, we are required to make monthly rental payments equal to the cost of the equipment multiplied by the "rental factor", initially 2.81%. The rental factor is subject to upward and downward adjustment based on the change in the yield, if any, for U.S. Treasury Notes of comparable maturity. Prior to the end of the lease term on each piece of equipment, we have an option to purchase the equipment for its fair market value. The total value of the equipment leased under the lease line of credit cannot exceed $3,394,637.48.

         In consideration of Dominion Ventures providing us with the lease line of credit, we issued to Dominion Fund III a warrant to purchase 68,600 shares of our common stock at an exercise price of $1.64 per share and issued to Dominion Capital Management LLC two warrants, the first to purchase 61,950 shares of our common stock at an exercise price of $1.64 per share, and the second to purchase 38,150 shares of our common stock at $5.19 per share. We believe that the lease line of credit we obtained from Dominion Ventures contains rental rates and terms no less favorable to us than we would have obtained in an arm's length transaction with another lease line of credit provider.

         TRANSACTIONS WITH EXECUTIVE OFFICERS. In 1997, we merged OnLine Capital into our company and paid for the merger with a combination of cash and common stock for an approximate aggregate purchase price of $793,000. We accounted for this acquisition under the purchase method of accounting. In addition, we entered into an employment agreement with John Hogan, who was the sole shareholder of OnLine Capital and who is now senior executive vice president and a member of our board of directors. In 1998, we revised Mr. Hogan's compensation. In consideration of the revisions, Mr. Hogan, or any entity designated by Mr. Hogan, is entitled to receive cash in an amount equal to a percentage of the quarterly pre-tax profits of our mortgage services group and Mr. Hogan received 700,000 shares of common stock. The amount of cash that can be earned is capped at $3,400,000 and Mr. Hogan's right to earn the cash consideration ends on June 30, 2001. Mr. Hogan has designated J.J.H. Financial, LLC, a company principally owned by him, as the recipient of the cash consideration. Through March 15, 2000, we have paid J.J.H. Financial $2,228,694. We believe that the revised terms are no less favorable to us than we would have obtained in an arm's length transaction.

         TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS. On May 26, 1999, we entered into a distribution, marketing, facilities and services agreement with Intuit Lender Services, a wholly owned subsidiary of Intuit Inc., which through an affiliate is a principal stockholder in our company. On November 9, 1999, we terminated this agreement, although the agreement contained a nine-month phase down period that required us to continue to process a minimum number loans in return for payment by Intuit Lender Services. On February 29, 2000, we signed a Termination Agreement with Intuit Lender Services that terminated the phase-down periods from the sub-prime agreement and an earlier terminated prime loan processing agreement we had with Intuit Lender Services. Under the Termination Agreement, we paid Intuit Lender Services $25,276 in consideration of the release from these minimum processing requirements.

         We believe that the terms of these transactions are no less favorable to us than we would have obtained in arm's length transactions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         GENERAL. The Compensation Committee's compensation policy for our executive officers is to provide a compensation package that is intended to attract and retain qualified executives and to provide them with incentives to achieve company goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a 401(k) plan, and, in some cases, employment agreements.

         SALARIES. The Compensation Committee's policy is to provide salaries
(i) that are comparable to the salaries paid to similar executive officers in similar companies, adjusted in the Committee's subjective judgment to reflect differences in duties of the officers and differences in the size of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance. The Compensation Committee determines comparable salaries through its subjective evaluation of its members' knowledge of salaries paid by other companies and salary requests of individuals interviewed by us for open positions. The Compensation Committee determined executive officers' salaries for 1999 by reference to comparable salaries and recommendations of management, without giving any specific priority or weighting to any particular factor.

         In February 1999, the Compensation Committee approved the engagement of Towers Perrin, a human resources and general management consulting firm, to help structure employment arrangements with our two most senior executive officers. The Compensation Committee followed the recommendations of the consultant and developed the employment agreements with Mr. Werner and Mr. Hogan that are described below under "Employment Agreements."

         BONUSES. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving Company goals and for individual performance or achievements, all as determined in the Committee's subjective judgment after receiving management's recommendations. The bonuses recommended for 1999 were primarily the result of our record revenue and loan volume, but took into account our overall net loss.

         STOCK OPTIONS. The Compensation Committee's policy is to award stock options to directors, officers, key employees and consultants in amounts reflecting the participant's position and ability to influence the company's overall performance. The Committee determines awards based on its subjective judgment after reviewing the number of options previously granted to such person, the number of shares of common stock owned by such person, the number of options granted to persons in similar positions both at the company and at other companies deemed comparable to us, the number of options available for grant and management's recommendations. Options are intended to provide participants with an increased incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees.

         The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant or higher. Stock options only provide compensation if the price of the underlying shares increases. In addition, the Committee's policy is to grant options that vest over a specific period to provide the executive with an incentive to remain with us. Generally, options granted to our executives vest in five equal annual installments beginning one year after the date of grant. The Committee's policy is also to attract new executives by providing them with stock options. The Committee awards stock options to new executives based on negotiations with such new executives, management's recommendations and the Committee's subjective judgment after reviewing the number of options granted to our executives holding similar positions. Generally, the Compensation Committee reserves the right to pay compensation to executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

401(K) SAVINGS PLAN

         We maintain a 401(k) savings plan that is intended to satisfy the tax qualification requirements of the Internal Revenue Code of 1986, as amended. All of our employees aged 18 or older are eligible to participate in the 401(k) plan after two months of service with us. The 401(k) plan permits participants to contribute up to 15% of their annual compensation. We match up to 50% of an employee's contributions to the 401(k) plan, not to exceed 2.5% of their annual compensation. We contributed $562,163 to the 401(k) plan in 1999.

                                  BY THE COMPENSATION COMMITTEE
                                  Stephen Green
                                  George A. Naddaff


EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides information about compensation paid or accrued by us during fiscal 1999, 1998 and 1997 to our Chief Executive Officer and our four other most highly-compensated executive officers who were serving as executive officers as of December 31, 1999, and whose total annual salary and bonus exceeded $100,000 in 1999.

                                          SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
                                            Annual Compensation                     Awards
                                     --------------------------------       ----------------------
                                                                             Number of Securities         All Other
Name and Principal Position          Year        Salary         Bonus         Underlying Options        Compensation
---------------------------         ------      --------       --------     ----------------------      ------------
Seth S. Werner                       1999       $350,000             --             400,000                $26,165(1)
   Chairman, President and           1998        190,000       $100,000             350,000                 26,165(1)
   Chief Executive Officer           1997        165,000             --                  --                 21,253(1)

John J. Hogan                        1999        250,000             --             350,000                 23,000(2)
   Senior Executive Vice             1998        161,347        100,000             140,000                 22,248(2)
   President                         1997        240,652        223,897             175,000                  8,869(2)

David Larson                         1999        195,417         50,000                  --                 24,808(3)
   Executive Vice President          1998        190,000        100,000             350,000                 53,841(3)
                                     1997         92,813             --           1,050,000                 10,500(3)

Don M. Lashbrook                     1999        150,616         87,500             119,000                 21,555(4)
   Executive Vice President,         1998         23,333             --                  --                    900(4)
   Operations                        1997             --             --                  --                     --

John T. Rodgers                      1999        187,500        139,014             105,000                 11,000(5)
   Executive Vice President,         1998        142,536             --                  --                  6,576(5)
   Sales and Marketing               1997             --             --                  --                     --
----------------------

(1) The 1999 and 1998 figures each consist of an $18,000 car allowance, $5,000 in matching company contributions to the 401(k) plan and $3,165 in life insurance premiums. The 1997 figure consists of an $18,000 car allowance, $88 in matching company contributions to the 401(k) plan and $3,165 in life insurance premiums.

(2) The 1999 figure consists of an $18,000 car allowance and $5,000 in matching company contributions to the 401(k)
    plan. The 1998 figure consists of an $18,000 car allowance and $4,248 in matching company contributions to the
    401(k) plan. The 1997 figure consists of a $7,500 car allowance and $1,369 in matching company contributions to the 401(k) plan.

(3) Mr. Larson's employment ended in February 2000. The 1999 figure consists of an $18,000 car allowance, $5,000 in matching company contributions to the 401(k) plan and $1,808 in life insurance premiums. The 1998 figure consists of an $18,000 car allowance, $3,633 in matching company contributions to the 401(k) plan, $1,808 in life insurance premiums and a $30,400 relocation allowance. The 1997 figure consists of a $10,500 car allowance.

(4) The 1999 figure consists of a $5,400 car allowance, $2,772 in matching company contributions to the 401(k) plan and a $13,382 relocation allowance. The 1998 figure consists of a $900 car allowance.

(5) The 1999 figure consists of a $6,000 car allowance and $5,000 in matching company contributions to the 401(k)
    plan. The 1998 figure consists of an $4,500 car allowance and $2,076 in matching company contributions to the
    401(k) plan.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with most of our executive officers. Each employment agreement entitles the executive officer to participate in our company's benefits plans, including health insurance plans, 401(k) plan and stock option plan. Each also prohibits the executive officer from making any unauthorized disclosures of our confidential information.

         Mr. Werner's employment agreement requires him to be our President and Chief Executive Officer and also requires us to nominate him for the board of directors at each annual meeting. His employment agreement expires December 31, 2003, with provision for annual one year renewals. Effective January 1, 2000, his base salary is $350,000 per year, subject to annual increases. Mr. Werner has agreed to a 30% holdback of his salary until such time as we are using cash at a rate of less than $1 million per month for two consecutive months. When this financial milestone is achieved, Mr. Werner will be entitled to the amount held back, plus an additional bonus equal to the amount held back. He also is entitled to bonuses based on merit and on the financial performance of our company. We also pay premiums on a life insurance policy of which Mr. Werner is the beneficiary. If Mr. Werner is terminated without cause or if he quits for good reason, we must pay him a lump sum cash severance amount.

         Mr. Werner's employment agreement contains provisions to provide him economic security after a change of control. Mr. Werner may terminate his employment for good reason any time within two years after a change of control. If that happens, or if we terminate him without cause within two years after a change of control, or in some circumstances, prior to a change of control, Mr. Werner is entitled to a lump sum cash payment equal to three times his base salary and three times his bonuses. Mr. Werner also may terminate his employment for any reason after 120 days have passed since the change of control. If that happens, Mr. Werner is entitled to a lump sum cash payment equal to his base salary and his average bonus over the three prior years or his bonus for the current year. In either case, he is entitled to immediate vesting of all of his stock options and the deadline for exercise of those options may be extended. To the extent Mr. Werner incurs any federal excise taxes on the severance amount or the value of the accelerated stock options, Mr. Werner is entitled to be reimbursed by us for those tax consequences.

         If we terminate Mr. Werner for cause or if he terminates his employment without good reason, he is prohibited from competing with the company for three years following the date of his termination. If we terminate Mr. Werner without cause, or if he terminates his employment for good reason he is prohibited from competing with the company for one year following the date of his termination. In addition, if we terminate Mr. Werner for cause or if he leaves voluntarily, he is prohibited from soliciting our employees or any of the businesses with whom we have business relationships for a period of two years after the date of termination.

         Mr. Hogan's employment agreement requires him to be an executive vice president. The agreement also requires us to nominate him for the board of directors at each annual meeting during the term of his employment agreement. His employment agreement expires by its terms on December 31, 2001, with provision for annual one year renewals. Effective January 1, 2000, Mr. Hogan's base salary is $250,000 per year, subject to annual increases. Mr. Hogan has agreed to a 30% holdback of his salary until such time as we are using cash at a rate of less than $1 million per month for two consecutive months. When this financial milestone is achieved, Mr. Hogan will be entitled to the amount held back, plus an additional bonus equal to the amount held back. Mr. Hogan is also entitled to merit bonuses at the discretion of the board of directors. We also pay premiums on a life insurance policy of which he is the beneficiary. If Mr. Hogan is terminated without cause or if he quits for good reason, we must pay him a lump sum cash severance amount.

         Mr. Hogan's employment agreement contains change of control provisions substantially similar to the change of control provisions in Mr. Werner's employment agreement. In addition, the non-competition and non-solicitation provisions in Mr. Hogan's agreement are substantially similar to Mr. Werner's agreement.

         Our employment agreement with Mr. Larson ended in February 2000. Mr. Larson's employment agreement required him to head our broker services group, which administered openclose.com before we contributed the assets of openclose.com to our subsidiary. Mr. Larson was entitled to merit bonuses based on the number of lenders and brokers who committed to openclose.com. We also paid premiums on a life insurance policy of which he is the beneficiary.

         We believe Mr. Larson resigned from his employment with us. Mr. Larson has taken the position that he was terminated without cause. His employment agreement provided that if Mr. Larson is terminated without cause, we must pay him certain severance benefits which have a value of approximately $575,000 over a 21 month period and his stock options become fully vested.

         His employment agreement also provided for the opportunity to earn additional incentive compensation. Under the employment agreement, Mr. Larson was entitled to receive, beginning on January 1, 2001, a portion of the pre-tax net profits earned by Openclose.com. His percentage interest was to peak at 10% on January 1, 2004. We believe that Mr. Larson resigned his employment and therefore is not entitled to this additional incentive compensation. If it is determined that Mr. Larson was terminated without cause, Mr. Larson may have a right to this incentive compensation in perpetuity or the right to elect to trade his profit interest in Openclose.com for the right to exercise options to purchase 350,000 shares of our common stock which exercise rights Mr. Larson has foregone in consideration of the opportunity to receive a portion of the pre-tax net profits of Openclose.com. We also would have the right to redeem his profit interest in Openclose.com for cash equal to the appraised value of his profit interest in Openclose.com.

         Because we believe Mr. Larson has resigned, his employment agreement prohibits him from competing with us for one year following the date of his termination. He also is prohibited from soliciting our employees or any of the businesses with which we have business relationships for a period of one year after the date of termination. If Mr. Larson is determined to have been terminated without cause, he will not be bound by these non-competition and non-solicitation provisions.

         Our employment arrangement with John T. Rodgers makes him an executive vice president and the head of our sales and marketing group. Effective January 1, 2000, his base salary is $187,500. Mr. Rodgers has agreed to a 15% holdback of his salary until such time as we are using cash at a rate of less than $1 million per month for two consecutive months. When this financial milestone is achieved, Mr. Rodgers will be entitled to the amount held back, plus an additional bonus equal to the amount held back. Mr. Rodgers is entitled to bonuses based on merit and on the financial performance of our company. In March 2000, we paid Mr. Rodgers a bonus of $42,500, which he has agreed to repay if he resigns before March 1, 2001. If Mr. Rodgers is terminated for any reason, he is prohibited from competing with the company for one year following the date of his termination. In addition, if Mr. Rodgers is terminated for any reason, he is prohibited from soliciting our employees or any of the businesses with which we have business relationships for a period of one year after the date of termination.

         Mr. Lashbrook's employment arrangement provides for his employment as an executive vice president for an indefinite term at an annual base salary of $150,000, subject to annual increases. Mr. Lashbrook is entitled to merit bonuses at the discretion of the chief executive officer. However, his total compensation for each year may not exceed $250,000. If Mr. Lashbrook is terminated without cause, we must continue to pay him his base salary as severance pay for six months or until he finds new employment, whichever occurs first.


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                                       18

STOCK OPTIONS

         The following table provides information about individual grants of stock options made during the year ended December 31, 1999 to each of our executive officers named in the Summary Compensation Table above:

                                                   OPTION GRANTS IN 1999

                                                                                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                            RATES OF STOCK PRICE APPRECIATION FOR
                                INDIVIDUAL GRANTS                                                       OPTION TERM(4)
-----------------------------------------------------------------------------------     --------------------------------------------
                                       % OF TOTAL                ASSUMED
                                         OPTIONS                 MARKET
                         SHARES        GRANTED TO                VALUE
                       COVERED BY     EMPLOYEES IN  EXERCISE   ON GRANT  EXPIRATION
NAME                   OPTIONS(1)    FISCAL YEAR(2)  PRICE       DATE       DATE          0% ($)           5% ($)           10% ($)
------------------     ----------    -------------- --------   --------- ----------     ----------       ----------       ----------
Seth S. Werner           400,000         5.6%     $   2.14    $   5.36    2/28/09       $1,288,000       $2,636,350       $4,704,984
John J. Hogan            350,000         4.9          2.14        5.36    2/28/09        1,127,000        2,306,806        4,116,861
David W. Larson               --                     --          --            --               --               --               --
Don M. Lashbrook         105,000         1.5          2.14        5.36    2/28/09          338,100          692,042        1,235,058
Don M. Lashbrook          14,000         0.2          8.00        8.00    8/11/09               --           70,436          178,499
John T. Rodgers          105,000         1.5          4.29        6.44    4/30/09          225,750          651,009        1,303,439

----------------

    (1) All options are either incentive stock options or nonqualified stock options and generally vest over five years at the rate of 20% of the shares on each anniversary of the date of grant. Options expire ten years from the date of grant.

    (2) Based on options to purchase a total of 7,083,630 shares of common stock granted under the stock option plan in 1999.

    (3) Potential realizable values are computed by (1) multiplying the number of shares of common stock subject to a given option by the assumed market value on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds at the annual 0%, 5% or 10% rates shown in the table for the entire ten-year term of the option and (3) subtracting from that result the aggregate option exercise price. The 0%, 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the
        Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

         None of the named executive officers or directors who have been granted options under the stock option plan exercised any of the options in fiscal year 1999. The following table provides information about exercisable and unexercisable stock options held as of December 31, 1999 by the named executive officers.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                            NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                      YEAR END                           AT FISCAL YEAR END
NAME                      EXERCISABLE         UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
----                      -----------         -------------       -----------         -------------
Seth S. Werner               420,000             980,000          $2,051,350          $3,736,600
John J. Hogan                203,000             462,000             946,610           1,751,540
David W. Larson              490,000             910,000           2,283,540           4,155,060
Don M. Lashbrook              21,000              98,000              77,070             308,280
John T. Rodgers                   --             105,000                  --             160,335

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is presently comprised of Stephen Green and George Naddaff. Prior to our initial public offering, the compensation committee of the board of directors consisted of Seth S. Werner, Stephen Green and Michael Lee. Seth Werner is our President and Chief Executive Officer. Mr. Green and Mr. Lee are each partners in one or more of our principal stockholders. For more information on our transactions with members of the compensation committee, please see "Certain Transactions."

         Prior to our initial public offering, the compensation committee recommended to the board of directors appropriate executive officer compensation and the granting of stock options under the stock option plan. The board of directors historically made all final decisions regarding executive officer compensation and the granting of stock options under the stock option plan. Mr. Werner did not participate in making recommendations to the board of directors when his compensation was being reviewed and approved.

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                                       20

                PROPOSAL 2: ADOPTION OF THE AMENDED AND RESTATED
                      MORTGAGE.COM, INC. STOCK OPTION PLAN

         Our Amended and Restated Stock Option Plan was adopted by our Board of Directors on March 24, 1999. Because our Amended and Restated Stock Option Plan is intended to comply with certain provisions of the Internal Revenue Code, the Amended and Restated Stock Option Plan must be approved by our shareholders. If a majority of the outstanding shares of our common stock is represented at the meeting (whether in person or by proxy) and votes on the proposal, the proposal will be adopted if a majority of the votes cast are FOR the proposal. Assuming a majority of the outstanding shares of our common stock is represented at the meeting (whether in person or by proxy) and votes on the proposal, any shares not voted (whether by broker non-votes or otherwise), will have no impact on the vote. Shares as to which holders abstain from voting will be treated as votes AGAINST the proposal.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS A VOTE AGAINST THE PLAN OR TO ABSTAIN FROM VOTING IS SPECIFICALLY INDICATED ON THE PROXY.

GENERAL

         The purpose of the Amended and Restated Stock Option Plan is to enhance our ability to attract and retain employees, non-employee board members, and non-employee consultants and advisors who will make substantial contributions to our long-term business growth and to provide meaningful incentives to such individuals which are more directly linked to our potential profitability and increases in shareholder value. In addition, the Plan is designed to encourage and provide them with a proprietary interest in the company and, consequently, an identification with the interests of our shareholders.

         Our stock option plan was initially adopted by the Board of Directors on April 24, 1996 and became effective as of that date, subject to approval by the shareholders that took place on September 18, 1996. The stock option plan was subsequently amended several times upon approval of our Board of Directors and shareholders.

         The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan.

AMENDMENTS TO THE PLAN

         In connection with our initial public offering, our legal counsel recommended further amendments to the stock option plan which would be advantageous to us under provisions of the Internal Revenue Code and federal securities laws that are applicable to public companies. The amendments consist of the following modifications to the Plan that became effective, subject to shareholder approval, upon completion of our initial public offering:

     o the Plan must be administered by a committee of at least two non-employee directors. Our Compensation Committee now administers the Plan, and consists of Stephen Green and George Naddaff, each of whom is a non-employee director;

     o no employee may be granted awards under the Plan for more than 2,100,000 shares of common stock during any three-year period; and

     o the definition of "fair market value" is the average of the high and low trading prices of our common stock on The Nasdaq National Market. The definition of fair market value affects the exercise prices at which stock options are granted.

          These changes have been made for three principal reasons, as follows:

     o Section 162(m) of the Internal Revenue Code limits the tax deduction we can take for compensation paid to our most highly compensated executives. The limit is $1 million. However, certain performance-based compensation is exempt from this limitation if the Plan is administered by a committee of non-employee directors, grants made under the Plan to any individual are limited to a maximum number of shares and the shareholders approve the amendments to the Plan.

     o Rule 16b-3 provides exemptions for stock options from the "short-swing" liability to which beneficial owners, directors and officers are otherwise subject under Section 16(b) of the Securities Exchange Act of 1934. One of the qualifications for exemption is that the Plan be administered by a committee of at least two-non-employee directors.

     o Before the initial public offering, a determination of fair market value to establish exercise prices for stock options was a difficult process, because there was no market for our common stock. Because our common stock is now listed on The Nasdaq National Market, we have an independent, market-driven means to determine fair market value. Accordingly, our Board of Directors adopted an amendment to the Plan redefining "fair market value".

ADMINISTRATION

         As described above, the Plan is required to be administered by a committee of the Board of Directors consisting of not less than two members of the Board who are not our employees. If at any time the committee is not in existence, the Board will administer the Plan. The Compensation Committee serves as the administrator of the Plan. Among other functions, the Committee has the authority to establish rules for the administration of the Plan; to select the employees, non-employee board members, and non-employee consultants and advisors to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to participants to the extent authorized under the Plan.

         Except as otherwise provided in the Plan, determinations and interpretations with respect to the Plan and any award agreements will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties. All employees of the company or our affiliates, including executive officers and employee directors, are eligible to receive awards under the Plan. In addition, non-employee board members, consultants and advisors to our affiliates or us are eligible to receive awards under the Plan.

AWARDS UNDER THE PLAN; AVAILABLE SHARES

         The Plan authorizes the granting to eligible individuals of: (a) stock options, which may be either incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code or non-qualified stock options; and (b) stock awards that give a participant the right to receive a specified number of shares or a cash equivalent payment, such as stock appreciation rights or restricted stock awards.

         The Plan provides that up to a total of 21,000,000 shares of a common stock are available for granting of awards. Currently, 7,606,602 are available for issuance. The aggregate number of shares that can be awarded to any one participant during any three year period cannot exceed 2,100,000 shares. No more than 20,580,000 shares can be granted as incentive stock options. If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the Plan.

         Approximately 700 employees, directors and consultants are eligible to participate in the Plan.

TERMS OF AWARDS

         OPTIONS. The exercise price per share of common stock subject to an option granted under the Plan will be determined by the Committee. However, the exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the date of grant, or if granted to a shareholder owning 10% or more of our common stock, 110% of the fair market value. The term of an option granted under the Plan is determined by the Committee. However, the term of an incentive stock option must comply with the Internal Revenue Code.

         Options granted under the Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment of the exercise price in the form and manner determined by the Committee, which may include payment in cash or by tendering previously owned shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. Exercises may also include cashless exercises through a designated broker-dealer. However, all incentive stock options granted under the Plan will be required to comply with all other terms of Section 422 of the Internal Revenue Code.

         STOCK AWARDS. A stock award will give the holder the right to receive a specified number of shares of common stock or a cash equivalent payment, or both. The award may include vesting based on continued employment or on meeting specified performance criteria, or both. The Committee will determine the terms and conditions of an award including any restriction or performance period, any performance goals or targets, the proportion of payments to be made for performance at specified performance levels and the restrictions applicable to any shares received upon payment. A stock award may be in the form of stock appreciation rights, restricted stock or other types of awards valued in whole or in part by reference to, or otherwise based on, shares of common stock.

         PERFORMANCE TARGETS. If the Committee determines that an option with an exercise price that is less than fair market value on the date of grant, or another type of award, is intended to qualify as "performance-based compensation," under Section 162(m) of the Internal Revenue Code, the option or award will be conditioned on the achievement of one or more of the following performance goals or targets, as determined by the Committee: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes or economic value added, or any combination of these.

ADJUSTMENTS

         If there is any stock dividend or other distribution, stock split, merger, consolidation, spin-off or exchange of shares of common stock subject to the Plan or any other change affecting the common stock that would require an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will generally have the authority, in such manner as it deems equitable, to adjust
(1) the number and type of shares of stock that may be issued under the Plan,
(2) the number and type of shares of stock subject to outstanding awards, and
(3) the grant, purchase or exercise price with respect to any award. Alternatively, the Committee may provide for a cash payment to each holder of an award.

LIMITS ON TRANSFERABILITY

         No award granted under the Plan and no right under any such award shall be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution. However, if permitted by the Committee, a participant may (i) designate a beneficiary or beneficiaries to exercise the participant's rights and receive any distributions under the Plan upon the participant's death and (ii) transfer an award.

AMENDMENT AND TERMINATION

         The Board may amend, suspend or terminate the Plan at any time, except that no such action may adversely affect any award granted and then outstanding without the approval of the respective participant (unless otherwise provided in the Plan). Unless the Board determines to terminate the Plan earlier, the Plan shall terminate on April 24, 2006.

WITHHOLDING

         The Company has the right to reduce the number of shares or amount of cash payable under an award by the amount necessary to satisfy any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit withholding obligations arising with respect to awards under the Plan to be settled with shares of common stock, including shares of common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         STOCK OPTIONS. The grant of a stock option under the Plan will create no income tax consequences to the participant or us. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the common stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the common stock had been held for more than one year from the date of exercise.

         In general if an employee holds the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the employee will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the employee on the disposition of the common stock will be treated as a long-term capital gain or loss. No deduction is allowed to us. If either of these holding period requirements is not satisfied, the employee will recognize ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition or (ii) the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock had been held for more than one year from the date of exercise.

         STOCK AWARDS. If a stock award is granted in the form of a stock appreciation right, the grant of the stock appreciation right will create no income tax consequences for the participant or us. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the participant receives an option, shares of restricted stock, performance shares or performance units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

         If a stock award is granted in the form of restricted stock, the participant will not recognize income upon the award of restricted stock under the Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. We will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

         A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

         For stock awards granted in the form of performance units or performance shares, the grant will create no income tax consequences for the participant or us. Upon the receipt of cash, shares of common stock or other property at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received, except that if the participant receives an option, shares of restricted stock or stock appreciation rights in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

AWARDS MADE UNDER THE PLAN

         Since the initial adoption of the Plan, the registrant has granted stock options to purchase 15,912,869 shares of common stock with exercise prices ranging from $0.79 to $11.53 per share, to employees, non-employee board members, and consultants. As of March 15, 2000, 12,162,498 options for shares were outstanding under the Plan and 7,606,602 shares were available for future grants under the Plan. We have not granted any other types of awards. We cannot currently determine the awards that may be granted in the future to eligible individuals under the Plan. Such determinations will be made from time to time by the Committee.

         Of these options granted under the Plan, 1,230,900 have been exercised for an aggregate consideration of $1,360,496.

   PROPOSAL 3: RATIFYING THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected KPMG LLP as our independent auditors for 2000 upon the recommendation of our Audit Committee. KPMG LLP has audited our financial statements for each of the years ended December 31, 1996, 1997, 1998 and 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.

         If a majority of the outstanding shares of our common stock is represented at the meeting (whether in person or by proxy) and votes on the proposal, the proposal will be adopted if the votes cast FOR the proposal exceed the votes case AGAINST the proposal.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS A VOTE AGAINST THE RATIFICATION OR TO ABSTAIN FROM VOTING IS SPECIFICALLY INDICATED ON THE PROXY.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at our 2001 Annual Meeting of Shareholders must be received by our corporate secretary at 1643 North Harrison Parkway, Sunrise, Florida 33323, no later than December 12, 2000 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after December 12, 2000, and the persons named in proxies solicited by our Board for its Annual Meeting of shareholders to be held in 2001 may exercise discretionary voting power with respect to any such proposal as to which we do not receive timely notice. To ensure prompt receipt by us, proposals should be sent certified mail return receipt requested and addressed to Mortgage.com, 1643 North Harrison Parkway, Sunrise, Florida 33323, Attention: Christine Anderson, Corporate Secretary.

                                 OTHER BUSINESS

         Neither we nor the members of our Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and the Board has no present knowledge that other matters will be presented for action at the Annual Meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment.

                                  ANNUAL REPORT

         A copy of the annual report to shareholders for the year ended December 31, 1999 accompanies this proxy statement. We will provide, without charge, to each person being solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 1999 (as filed with the Securities and Exchange Commission, excluding exhibits, for which a reasonable charge shall be imposed). All such requests should be directed to Mortgage.com, Inc., 1643 North Harrison Parkway, Sunrise, Florida 33323, Attention: Christine Anderson, Corporate Secretary.

Sunrise, Florida
April 11, 2000

                                      PROXY

                               MORTGAGE.COM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 2000

The undersigned hereby appoints Seth Werner, Michael Brenner and Christine Anderson, and each of them, attorneys and proxies, each with full power of substitution and resubstitution, in the name, place and stead of the undersigned, to vote as proxy all the Common Shares, par value $0.01 per share, of the undersigned in MORTGAGE.COM, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 5, 2000 and at any and all adjournments thereof.

1. ELECTION OF DIRECTORS

NOMINEES: Stephen L. Green, Michael K. Lee, George A. Naddaff, C. Toms Newby III, Seth Werner and John J. Hogan.

[ ] FOR ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)

[ ] WITHHOLD AUTHORITY TO VOTE FOR ALL OF NOMINEES


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

-------------------------------------------

2. APPROVAL OF AMENDED AND RESTATED MORTGAGE.COM STOCK OPTION PLAN

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN

-------------------------------------------

3. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

[ ] FOR                    [ ] AGAINST                        [ ] ABSTAIN


4. In their discretion with respect to any other matters that may properly come before the meeting.

(Continued and to be signed on reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL.

         Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter that is to be presented for action at the meeting other than the matters set forth herein.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Date: __________________ 2000

---------------------------------           -----------------------------------
Signature                                   Signature

(Important: please sign name exactly as it appears hereon. Executors, administrators, attorneys, guardians, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

                                     ANNEX A

               AMENDED AND RESTATED MORTGAGE.COM STOCK OPTION PLAN

                              AMENDED AND RESTATED
                               MORTGAGE.COM, INC.
                                STOCK OPTION PLAN

                              AMENDED AND RESTATED
                               MORTGAGE.COM, INC.
                                STOCK OPTION PLAN


                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

ARTICLE 1 PURPOSE.................................................................................................1

ARTICLE 2 DEFINITIONS.............................................................................................1

         2.1 AFFILIATE............................................................................................1

         2.2 AWARD................................................................................................1

         2.3 AWARD AGREEMENT......................................................................................1

         2.4 BOARD................................................................................................1

         2.5 CODE.................................................................................................1

         2.6 COMMITTEE............................................................................................1

         2.7 DIRECTOR.............................................................................................1

         2.8 EMPLOYEE.............................................................................................1

         2.9 EXCHANGE ACT.........................................................................................1

         2.10 FAIR MARKET VALUE...................................................................................1

         2.11 INCENTIVE STOCK OPTION..............................................................................2

         2.12 IPO.................................................................................................2

         2.13 NON-EMPLOYEE DIRECTOR...............................................................................2

         2.14 NON-EMPLOYEE ADVISOR................................................................................2

         2.15 NON-QUALIFIED STOCK OPTION..........................................................................2

         2.16 OPTION..............................................................................................2

         2.17 PARTICIPANT.........................................................................................2

         2.18 PERFORMANCE TARGET..................................................................................2

         2.19 PLAN................................................................................................2

         2.20 SHARES..............................................................................................2

         2.21 TEN PERCENT SHAREHOLDER.............................................................................2

ARTICLE 3 ADMINISTRATION..........................................................................................3

         3.1 BOARD OF DIRECTORS...................................................................................3

         3.2 COMMITTEE............................................................................................3

         3.3 ADMINISTRATION FOLLOWING THE IPO.....................................................................3

         3.4 INDEMNIFICATION......................................................................................3

ARTICLE 4 SHARES..................................................................................................4

         4.1 NUMBER OF SHARES AVAILABLE...........................................................................4

         4.2 SHARES SUBJECT TO TERMINATED AWARDS..................................................................4

         4.3 ADJUSTMENTS..........................................................................................4

ARTICLE 5 STOCK OPTIONS...........................................................................................5

         5.1 GRANT OF OPTION......................................................................................5

         5.2 EXERCISE PRICE.......................................................................................5

         5.3 EXERCISABILITY.......................................................................................5

         5.4 METHOD OF EXERCISE...................................................................................6

         5.5 INCENTIVE STOCK OPTIONS..............................................................................6

         5.6 INCENTIVE STOCK OPTION LIMITATIONS...................................................................6

         5.7 DELIVERY OF FINANCIAL STATEMENTS.....................................................................6

ARTICLE 6 OTHER SHARE-BASED AWARDS................................................................................6

         6.1 GRANT OF OTHER AWARDS................................................................................6

ARTICLE 7 TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN...................................................7



         7.1 AWARD AGREEMENT......................................................................................7

         7.2 AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER; NO LIMITATIONS ON OTHER AWARDS.........................7

         7.3 ACCELERATION.........................................................................................7

         7.4 LIMITATIONS ON TRANSFER OF AWARDS....................................................................7

         7.5 TAXES................................................................................................7

         7.6 RIGHTS AND STATUS OF RECIPIENTS......................................................................8

         7.7 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES...........................................................8

         7.8 SHARE CERTIFICATES; REPRESENTATION BY PARTICIPANTS; REGISTRATION REQUIREMENTS........................8

ARTICLE 8 AMENDMENT AND TERMINATION; SHAREHOLDER APPROVAL.........................................................8

         8.1 AMENDMENT............................................................................................8

         8.2 TERMINATION..........................................................................................9

         8.3 SHAREHOLDER APPROVAL.................................................................................9

ARTICLE 9 GENERAL PROVISIONS......................................................................................9

         9.1 EFFECTIVE DATE OF THE PLAN...........................................................................9

         9.2 UNFUNDED STATUS OF PLAN..............................................................................9

         9.3 MISCELLANEOUS........................................................................................9


                              AMENDED AND RESTATED
                               MORTGAGE.COM, INC.
                                STOCK OPTION PLAN

ARTICLE 1     PURPOSE

         The purpose of the Amended and Restated Mortgage.com, Inc. Stock Option Plan ("Plan") is to assist Mortgage.com, Inc. (the "Company"), together with any successor thereto, and its Affiliates in attracting and retaining highly competent individuals to serve as Employees, Directors and Non-Employee Advisors who will contribute to the Company's success, and in motivating such persons to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

ARTICLE 2     DEFINITIONS

     2.1 AFFILIATE means (a) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code (or any successor provision), or (b) any corporation that is defined as a parent corporation in Section 424(e) of the Code (or any successor provision).

     2.2 AWARD means any award made under the Plan.

     2.3 AWARD AGREEMENT means a written agreement or other document specifically setting forth the terms and conditions of an Award.

     2.4 BOARD means the Board of Directors of the Company.

     2.5 CODE means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code shall include any subsequently enacted successor provision thereto.

     2.6 COMMITTEE means a committee composed of not less than two Directors appointed by the Board. On and after the IPO, the Committee means the Compensation Committee of the Board, each member of which shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and as an "outside director" under Section 162(m) of the Code.

     2.7 DIRECTOR means a member of the Board.

     2.8 EMPLOYEE means any officer or other employee of the Company or of any Affiliate.

     2.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.10 FAIR MARKET VALUE means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods as shall be established from time to time by the Board; provided, however, that after the IPO, the Fair Market Value of a Share on the date in question shall mean the average of the high and low prices of a Share on such date on the principal exchange on which the Shares are then traded or, if no such sale shall have been made on that date, then on the last preceding day on which there was such a sale.

     2.11 INCENTIVE STOCK OPTION means an Option designated as an incentive stock option as defined in Code Section 422.

     2.12 IPO means the date on which the Shares of the Company's voting common stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended.

     2.13 NON-EMPLOYEE DIRECTOR means a Director who is not an Employee but is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Board.

     2.14 NON-EMPLOYEE ADVISOR means any consultant or independent contractor or principal of a consultant or independent contractor who is not an Employee but is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Board.

     2.15 NON-QUALIFIED STOCK OPTION means an Option that is not an Incentive Stock Option.

     2.16 OPTION means any option to purchase Shares granted pursuant to the Plan.

     2.17 PARTICIPANT means any Employee, any Non-Employee Director, or any Non-Employee Advisor designated by the Board as receiving an Award.

     2.18 PERFORMANCE TARGET means a target established by the Committee with respect to an Award granted on and after the IPO, which target may relate to revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or, in the case of Participants who are not subject to
Section 16 of the Exchange Act, such other targets as may be established by the Committee in its discretion.

     2.19 PLAN means the Mortgage.com, Inc. Stock Option Plan as set forth herein, and as the same may be amended from time to time.

     2.20 SHARES mean the shares of common stock of the Company, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4.3 of the Plan.

     2.21 TEN PERCENT SHAREHOLDER means a person owning (or deemed to own) common stock of the Company or an Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate as defined in Section 422 of the Code.

ARTICLE 3     ADMINISTRATION

     3.1 BOARD OF DIRECTORS. Subject to Section 3.3, the Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, the Board shall have full power and sole authority to: (i) designate persons to be Participants; (ii) determine the type, amount, duration, and other terms and conditions of Awards to be granted to each Participant (including whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, or other property); (iii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (iv) waive any conditions or other restrictions with respect to any Award (including, without limitation, conditions regarding the vesting or exercise of an Option);
(v) amend, alter, suspend, discontinue, or terminate any Award, prospectively or retroactively, provided that no such action shall impair the rights of any Participant without his or her consent except as provided in Section 4.3, and correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all persons. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered to disqualify any outstanding Incentive Stock Options under Section 422 of the Code without the consent of the Participant(s) affected.

     3.2 COMMITTEE. Subject to Section 3.3, the Committee shall review and make recommendations to the Board as to all matters in respect of the administration of the Plan, including those matters set forth in Section 3.1 above.

     3.3 ADMINISTRATION FOLLOWING THE IPO. Following the IPO, the Plan shall be administered by the Committee which shall have all the responsibilities and powers granted to the Board pursuant to Section 3.1, and any reference herein to the Board shall include the Committee. If at any time the Committee shall not be in existence after the IPO, the Board shall administer the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent the Committee has delegated any of its authority and responsibility, references to the Committee herein shall include such other person or persons as appropriate.

     3.4 INDEMNIFICATION. No member or former member of the Board or the Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Award. To the maximum extent permitted by applicable law and by the Company's Articles of Incorporation and Bylaws, each such person shall be indemnified and held harmless by the Company against any cost or expense and liability (including any sum paid in settlement of a claim with the approval of the Company), arising out of any act or omission to act in connection with the Plan. Costs and expenses to be indemnified hereunder shall include reasonable attorney's fees and expenses as incurred, provided that the person being indemnified agrees to repay in full amounts advanced hereunder in the event of a final determination by a court that such person is not entitled to indemnification hereunder.

ARTICLE 4     SHARES

     4.1 NUMBER OF SHARES AVAILABLE. Subject to Section 4.3, the maximum number of Shares as to which Awards may be granted is 21,000,000 Shares; provided, however, that in no event may Incentive Stock Options be granted for the purchase of more than 20,580,000 Shares; and provided further that no Employee may be granted Awards following the IPO for more than 2,100,000 Shares during any three year period. At no time prior to the IPO shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of shares provided for under any stock bonus or similar plan of the Company, if any, exceed 30% of the then outstanding Shares of the Company (including convertible preferred stock on an as if converted basis), unless a higher percentage is approved by at least two thirds of the outstanding shares entitled to vote. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued common stock or treasury stock.

     4.2 SHARES SUBJECT TO TERMINATED AWARDS. The Shares covered by any unexercised portions of expired Options may again be subject to new Awards. In the event the exercise price of an Option is paid in whole or in part through the delivery of Shares, the gross number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan.

     4.3 ADJUSTMENTS. In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is, in the judgment of the Board, appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares subject to the Plan and which thereafter may be made the subject of Awards, (ii) the number and type of shares subject to outstanding Awards, and
(iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, in the event the Company or any Affiliate shall assume outstanding awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Board may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted to Participants. The Board also may make such other adjustments as it deems necessary to take into consideration any other event (including accounting changes) if the Board determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

ARTICLE 5     STOCK OPTIONS

     5.1 GRANT OF OPTION. The Board is hereby authorized to grant (i) Incentive Stock Options and Non-Qualified Stock Options to Employees, (ii) Non-Qualified Stock Options to Non-Employee Directors, and (iii) Non-Qualified Stock Options to Non-Employee Advisors, in each case with such terms and conditions not inconsistent with the provisions of the Plan, as the Board shall determine.

     5.2 EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Board at the time of grant; provided that the exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Share on the date of grant; and provided further that the exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder, shall be not less than 110% of the Fair Market Value of a Share on the date of grant. On and after the IPO, the exercise price of any Option that is intended to qualify as performance-based compensation pursuant to Code
Section 162(m), as determined by the Committee, shall be not less than 100% of the Fair Market Value of a Share on the date of grant, unless the exercise of such Option is subject to a Performance Target. To the extent permitted by applicable law, grants of nonqualified stock options made by the Board in connection with the initial public offering of Shares may have an exercise price equal to the initial price to the public per Share on the IPO, without regard to whether that price differs from the Fair Market Value on the date of grant.

     5.3 EXERCISABILITY.

     (a) Except as provided in subsection (b) hereof, an Option Award may contain such Performance Targets and waiting periods, and shall become exercisable in such manner and within such period or periods and in such installments or otherwise, as shall be determined by the Board of Directors.

     (b) With respect to Options granted prior to the IPO to Participants who are residents of California:

                    (1) Options shall become exercisable at a rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment with the Company.

                    (2) Unless employment is terminated for cause as defined by applicable law or the Option Award or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise on the date employment terminates, shall be (i) at least six months from the date of termination if termination was caused by death or disability, and (ii) at least thirty days from the date of termination if termination was caused by some reason other than death or disability;

                    (3) An exercise period of not more than 120 months from the date the Option is granted shall be provided.

     This provision is intended to comply with Rule 260.140.41(f) promulgated under the California Corporate Securities Law of 1968, and that if such Rule be repealed, this provision shall be of no more effect. Options granted on or after the IPO shall not be subject to the provisions of this subsection (b).

     5.4 METHOD OF EXERCISE. The Board shall determine the method by which, and the form (including, without limitation, cash, Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the Option exercise price may be made including, on and after the IPO, payment in accordance with a cashless exercise program under which the Participant may deliver to the Company or its designated broker an executed irrevocable option exercise form together with instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin proceeds directly to the Company to pay the exercise price.

     5.5 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422 and any regulations promulgated thereunder.

     5.6 INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Affiliate exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any of the foregoing provisions not be necessary in order for the Options to quality as Incentive Stock Options, or should any additional provisions be required, the Board may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company, except as otherwise required by law.

     5.7 DELIVERY OF FINANCIAL STATEMENTS. Prior to the IPO, the Company shall deliver annually to each Participant such financial statements of the Company as may be required under applicable federal and state securities laws.

ARTICLE 6                  OTHER SHARE-BASED AWARDS

     6.1 GRANT OF OTHER AWARDS. Other Awards, in the form of, valued in whole or in part by reference to, or otherwise based on, Shares, including but not limited to stock appreciation rights and restricted stock, may be granted either alone or in addition to or in conjunction with other Awards in such amounts and having such terms and conditions as the Board may determine. Notwithstanding the foregoing, if the Committee determines that any

Award granted on and after the IPO shall qualify as performance-based compensation under Section 162(m) of the Code, the vesting, exercise or lapse of restrictions of such Award shall be contingent upon the Participant's achievement of a Performance Target or Targets, and the grant of such Award and the establishment of the Performance Targets by the Committee shall be made during the period required under Section 162(m) of the Code.

ARTICLE 7     TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     7.1 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Board expressly granting the Award to such person and containing provisions setting forth the terms of the Award. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

     7.2 AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER; NO LIMITATIONS ON OTHER AWARDS. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate, and the terms and conditions of an Award need not be the same with respect to each Participant.

     7.3 ACCELERATION. The Board is authorized to accelerate the exercisability of any Option or the vesting of any Award in its discretion, including, without limitation, upon a change of control of the Company (as determined by the Board), the sale by the Company of all or substantially all its assets to an unrelated party, or the liquidation and dissolution of the Company.

     7.4 LIMITATIONS ON TRANSFER OF AWARDS. Except as determined otherwise by the Board, the rights and interest of a Participant under the Plan may not be assigned, alienated, sold, or transferred other than by will or the laws of descent and distribution; provided, however, that a Participant may, at the discretion of the Board, subject to compliance with applicable securities laws, and only to the extent permitted by state or federal securities laws, be entitled (i) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant, and (ii) to transfer without consideration an Award other than an Incentive Stock Option to such Participant's children, grandchildren and/or spouse (or to one or more trusts for the principal benefit of any such family members or to one or more partnerships in which any such family members are the only partners). Except as determined otherwise by the Board or except to the extent that a transfer of an Award has been permitted by the Board hereunder, during the lifetime of a Participant, only the Participant personally, or if permissible under applicable law, such individual's guardian or legal representative, may exercise rights under the Plan. No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     7.5 TAXES. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company in connection with such Participant's Award, and the Company may defer issuance of the Shares upon the exercise of an Award unless indemnified to its satisfaction against any liability for any such tax. The Board may prescribe in each Award Agreement one or more methods by which the Participant will be permitted or required to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements.

     7.6 RIGHTS AND STATUS OF RECIPIENTS. No person shall have any right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate, the grant of an Award to a Director shall not confer any right on such Director to continue as a director of the Company, and the grant of an Award to a Non-Employee Advisor shall not confer any right on such Non-Employee Advisor or a business entity of which such Non-Employee Advisor is a principal to continue as a Non-Employee Advisor.

     7.7 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

     7.8 SHARE CERTIFICATES; REPRESENTATION BY PARTICIPANTS; REGISTRATION REQUIREMENTS. All certificates for Shares delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and legends may be put on any such certificates to make appropriate reference to such restrictions. The Board may require each Participant to represent to the Company in writing that such Participant is acquiring Shares without a view to the distribution thereof. Each Award shall be subject to the requirement that, if at any time (i) the registration or qualification of Shares relating to such Award on any securities exchange or under any state or federal securities laws, or (ii) the approval of any securities exchange or regulatory body is necessary or desirable as a precondition thereto, the Award or the issuance of Shares in connection therewith may not be consummated unless such listing, registration, qualification or approval shall have been effected.

ARTICLE 8     AMENDMENT AND TERMINATION; SHAREHOLDER APPROVAL

     8.1 AMENDMENT. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article VIII) adversely affect any Award, without the consent of the Participant; and further provided, however, that shareholder approval of any amendment shall be obtained if determined by the Board and if otherwise required (i) by the Code and any rules promulgated thereunder in order to allow Incentive Stock Options to be granted under the Plan; (ii) to enable the Company to comply with the provisions of Code Section 162(m) on and after the IPO; or (iii) by the listing requirement of the principal securities exchange or market on which the Shares are then traded, if applicable.

     8.2 TERMINATION. The Plan shall terminate at the close of business on the tenth anniversary of the earlier of the date on which the Plan is adopted or the date on which the Plan is approved by the shareholders; provided, however, the Board shall have the right and the power to terminate the Plan at any time prior thereto. No Award shall be granted under the Plan after such termination, but such termination shall not have any other effect, and any Award outstanding at the time of such termination may be exercised after termination at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

     8.3 SHAREHOLDER APPROVAL. If determined to be appropriate by the Committee in order for the Plan to comply with the provisions of Section 162(m) of the Code, the Plan shall be submitted for shareholder approval no later than the first shareholders meeting at which Directors are to be elected that occurs in the year containing the fourth anniversary of the IPO.

ARTICLE 9     GENERAL PROVISIONS

     9.1 EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the date of its adoption by the Board.

     9.2 UNFUNDED STATUS OF PLAN. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     9.3 MISCELLANEOUS. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be relevant to the interpretation of the Plan or any provision thereof. Whenever possible, each provision in the Plan and every Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every other Award shall remain in full force and effect.